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Celia A. Colbert                                                    Exhibit 99.2
Merck & Co., Inc.
One Merck Drive
Whitehouse Station, NJ 08889
908-423-6152



August 6, 2003


TO:       MERCK BOARD OF DIRECTORS

SUBJECT:  BLACKOUT PERIOD DURING
          MEDCO HEALTH SPIN-OFF


         As you may be aware, yesterday the Company announced that on August 19, 2003, the common stock of Medco Health Solutions, Inc. will be distributed to Merck stockholders of record as of August 12, 2003. In connection with the distribution, there will be brief "blackout" periods during which plan participants in the Company's stock option plans, savings plans and deferral program will not be able to engage in activities involving Merck common stock. These blackout periods are necessary in order to allow plan recordkeepers to make spin-off-related adjustments.

         Pursuant to the Sarbanes-Oxley Act, during a blackout period that affects employee savings or deferral plans, Section 16 officers and directors of the Company are prohibited from trading Merck common stock acquired through Company plans. Although Company policy restricts your trading activity to the "window periods" that follow quarterly earnings announcements -- and the blackout periods will fall outside a trading window -- we are nevertheless obligated under the Sarbanes-Oxley Act to provide you with this notice, which contains specific information regarding the blackout period. In addition, this notice will be filed with the Securities and Exchange Commission as part of a Form 8-K.

         We expect the following blackout periods to occur with respect to the employee plans:

SAVINGS PLANS BLACKOUT PERIOD

         THE SAVINGS PLANS BLACKOUT PERIOD WILL BEGIN AT 4 P.M. ET (MARKET CLOSE) ON AUGUST 18, 2003 AND WILL END SOMETIME ON AUGUST 22, 2003. Up-to-date information about the blackout period will be available through Fidelity Investments (by phone at 1-800-66-MERCK or online at http://www.netbenefits.com), or from Merck Employee Services (by phone at 1-800-255-5794 (toll-free)).
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EMPLOYEE DEFERRAL PROGRAM BLACKOUT PERIOD

         THE EMPLOYEE DEFERRAL PROGRAM BLACKOUT PERIOD WILL BEGIN AT 4 P.M. ET (MARKET CLOSE) ON AUGUST 18, 2003 AND WILL END SOMETIME ON AUGUST 22, 2003. Up-to-date information about the blackout period will be available through Fidelity Investments (by phone at 1-800-792-2363 (toll-free)).

         In addition, we also expect the following blackout periods to occur with respect to the stock option plans and the Directors Deferral Plan:

STOCK OPTION PLANS BLACKOUT PERIOD (EMPLOYEE AND DIRECTOR PLANS)

         THE STOCK OPTION PLANS BLACKOUT PERIOD WILL BEGIN AT 4 P.M. ET (MARKET CLOSE) ON AUGUST 15, 2003, AND IS EXPECTED TO CONTINUE UNTIL 8 A.M. ET ON AUGUST 26, 2003. You may obtain up-to-date information about the blackout period from Merrill Lynch (by phone at 609-243-7977 or 1-800-477-6972 (toll-free) or online at http://www.bol.ml.com).

         During the stock option plans blackout period, you will be unable to exercise any stock options, even through the cash purchase method (i.e., where no shares are sold to cover the exercise price or any associated taxes).

         Up until the blackout period begins at 4 p.m. ET (market close) on August 15, 2003:

-        Stock option exercises will be processed normally.

- Shares resulting from cash purchase stock option exercises that are still held at 4 p.m. ET (market close) on August 15, 2003 will be eligible to receive the pro rata distribution of Medco Health shares.

         During the blackout period:

-        No stock options will be exercised during this period.

- Merrill Lynch will automatically cancel all unexecuted limit orders and send cancellation notices, as appropriate. (New limit orders may be requested after the blackout period ends.)

- Merrill Lynch representatives will be available to answer questions by phone (609-243-7977 or 1-800-477-6972 (toll-free)).

DIRECTORS DEFERRAL PLAN BLACKOUT PERIOD

         THE DIRECTORS DEFERRAL PLAN BLACKOUT PERIOD WILL BEGIN AT 4 P.M. ET (MARKET CLOSE) ON AUGUST 18, 2003 AND WILL END SOMETIME ON AUGUST 22, 2003. You may obtain up-to-date information about the blackout period from Fidelity Investments (by phone at 1-800-792-2363 (toll-free)).

         During this blackout period, no transactions related to the Merck common stock account will occur, including crediting of deferred retainer and meeting fees, if any. These fees will be credited on the first business day immediately after the blackout ends. During the blackout, you will be able to do the following:

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-        Make investment changes for existing balance transfers/exchanges to all other investments.

- Perform balance inquiries -- however, balances in the Merck common stock account will be shown as of 4 p.m. ET (market close) on August 18, 2003.

CONTACT INFORMATION

         If you have any questions about the blackout periods, please feel free to call me, Ken Frazier (908-423-5259) or Nancy Van Allen (908-423-4044). You may contact each of us at the above address. Thank you.

                                                /s/ Celia A. Colbert
                                                --------------------------------
                                                Celia A. Colbert
                                                Vice President, Secretary and
                                                 Assistant General Counsel

cc:  Kenneth C. Frazier
     Jon Filderman
     Mary Ellen Koscs-Fleming
     Nancy Van Allen



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